                                                                     EXHIBIT 4.1

CERT. NO.             [ADVANCED MEDICAL OPTICS, INC. LOGO]      ********* SHARES
         -------                                                ---------

              Incorporated under the laws of the State of Delaware

COMMON STOCK                                                   CUSIP:00763M 10 8

     THIS CERTIFIES THAT ************ is the record holder of ************ fully paid and nonassessable shares of the COMMON STOCK of ADVANCED MEDICAL OPTICS, INC. (hereinafter called the "Corporation") transferable on the books of the Corporation by said owner in person or by duly authorized attorney, upon surrender of this certificate properly endorsed.

     This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto, copies of which are on file at the office of the Transfer Agent, and the holder hereof, by acceptance of this certificate, consents to and agrees to be bound by all of said provisions. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

     Witness, the facsimile seal of the Corporation and by facsimile the
signatures of its duly authorized officers this     day of        , 2002.


-----------------------------------          -----------------------------------
Aimee S. Weisner, Secretary                  James V. Mazzo, President and
                                             Chief Executive Officer


Countersigned and Registered:

MELLON INVESTOR SERVICES LLC


By:
   --------------------------------------
   Transfer Agent and Registrar
   Authorized Officer
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     Advanced Medical Optics, Inc. will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     This certificate also evidences and entitles the holder hereof to certain Rights as set forth in an Agreement between Advanced Medical Optics, Inc. (the
"Corporation") and [           ], as Rights Agent, dated as of June [ ], 2002,
as the same may be amended from time to time (the "Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Corporation. Under certain circumstances, as set forth in the Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Corporation will mail to the holder of this Certificate a copy of the Agreement without charge after receipt of a written request therefor. AS DESCRIBED IN THE AGREEMENT, RIGHTS WHICH ARE OWNED BY, TRANSFERRED TO OR HAVE BEEN OWNED BY ACQUIRING PERSONS OR ASSOCIATES OR AFFILIATES THEREOF (AS DEFINED IN THE RIGHTS AGREEMENT) SHALL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common     UNIF GIFT MIN ACT - _______ Custodian _______
TEN ENT - as tenants by the entireties                 (Cust)            (Minor)
JT TEN  - as joint tenants with right              under Uniform Gifts to Minors
          of survivorship and not as               Act
          tenants in common                          ___________________________
                                                              (State)


     Additional abbreviations may also be used though not in the above list.

For value received, ___________________________________________________ hereby sell, assign and transfer unto


     PLEASE INSERT SOCIAL SECURITY OR OTHER
         IDENTIFYING NUMBER OF ASSIGNEE

______________________________________________

______________________________________________



________________________________________________________________________________
  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)


________________________________________________________________________________

________________________________________________________________________________

_________________________________________________________________________ shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ____________________________________________

____________________________________________________________________ Attorney to

transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

DATED __________________

                                   _____________________________________________
                         NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.


Signature(s) Guaranteed:


________________________________________________________
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE
GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS
AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP
IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM),
PURSUANT TO S.E.C. RULE 17Ad-15.